SECURITIES AND EXCHANGE COMMISSION


                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT





     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934





       Date of Report (Date of earliest event reported): October 31, 1997



                              GROVE PROPERTY TRUST
             (Exact name of registrant as specified in its charter)


          Maryland                   1-13080                       06-1391084
(State or other jurisdiction         Commission               (IRS Employer
of incorporation)                    File No.)            Identification Number)


                 598 Asylum Avenue, Hartford, Connecticut 06105
              (Address of principal executive offices and zip code)


       Registrant's telephone number, including area code: (860) 246-1126


                                       N/A
          (Former name or former address, if changed since last report)


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Item 2.  Acquisition or Disposition of Assets

                  Pursuant to a Solicitation of Consent and Offer to Exchange Certain Outstanding Units of Limited Partnership Interest, as amended (the "Consent Offer"), in an affiliated partnership, effective October 31, 1997, Grove Property Trust, a Maryland real estate investment trust (the "Company"), acquired two retail properties through Grove Operating, L.P., a Delaware limited partnership of which the Company is the sole general partner (the "Operating Partnership"). The acquisition of the retail properties was effected by the Operating Partnership through the acquisition of certain limited partnership interests in Grove-Coastal Associates II Limited Partnership ("Grove-Coastal II") which were then contributed by the Operating Partnership to Wharf Holdings, LLC, a Delaware limited liability company ("Wharf Holdings"). Wharf Holdings then contributed cash to Grove-Coastal II in an amount equal to the value of the partnership interests not owned by it. Thereafter, Grove-Coastal II dissolved with the properties owned by Grove-Coastal II distributed to Wharf Holdings and cash distributed to the remaining limited partners.

                  Upon consummation of the transactions referred to above, the Operating Partnership issued an aggregate of 148,668 Common Units which, under certain circumstances, could be redeemed for an equal number of Common Shares of the Company. Based in part on the prices for the Common Shares as reported by the American Stock Exchange at the time the Consent Offer was originally made, the Board assigned a value of $10.50 for each of the Common Units of the Operating Partnership issued in these transactions. To complete these transactions, the Company borrowed approximately $2.8 million under its line of credit.

     Pursuant to Purchase and Sale Agreement dated September 5. 1997 (the "Purchase Agreement") between Werner Kunzli and Grove Corporation, effective October 31, 1997, the Company acquired from a non-affiliated party High Meadow, a residential apartment complex located in Ellington, Connecticut, through the Operating Partnership. The purchase price (including closing costs) for High Meadow of $4.2 million was paid in cash.

                  Each of these transactions is described in more detail below.

                  Grove-Coastal II

                  Grove-Coastal II owned two retail properties in Edgartown, Martha's Vineyard, Massachusetts, the Corner Block building and the Wharf Building containing an aggregate of approximately 16,400 square feet of rentable space. The Company intends to continue to operate these properties as rental retail space.

                  Corner Block and the Wharf Building were acquired pursuant to the Consent Offer, followed by the dissolution of Grove-Coastal II. The properties were acquired by the Operating Partnership, through Wharf Holdings, in exchange for an aggregate of 148,668 Common Units of the Operating Partnership, which were issued in exchange for certain limited partnership interests in Grove-Coastal II, a cash contribution by the Operating Partnership, through Wharf Holdings, to Grove-Coastal II and the assumption of certain debt. Corner Block and the Wharf Building were transferred to Wharf Holdings upon the dissolution of Grove-Coastal II. The Operating Partnership is the sole member of Wharf Holdings.

                  The Company valued Corner Block and the Wharf Building using the direct capitalization method. Under this approach, a single year's income is converted into a market value for a property through the application of a market-derived capitalization rate (the lower the capitalization rate applied to a property's income, the higher its value). The valuation for Corner Block and the Wharf Building was determined by (i) capitalizing the estimated net operating income from such properties for the period from September 1, 1997 through August 31, 1998, less a reserve for capital expenditures, at a capitalization rate of 9.00%; (ii) deducting the amount of debt on Corner Block and the Wharf Building; (iii) adding the other assets of Grove-Coastal II, net of liabilities (such as cash, accounts receivable, accounts payable and security deposits); (iv) deducting estimated transfer taxes due upon the transfer of Corner Block and the Wharf Building to Wharf Holdings and (v) deducting an amount equal to 2% of the amount determined under clause (i) as payment for certain costs incurred by the Operating Partnership in connection with the transaction. The Company determined the appropriate capitalization rate for Corner Block and the Wharf Building based on its experience in real estate matters. The Company sought local market sales information for comparable properties, estimated actual capitalization rates (net operating income less capital reserves divided by sales price) and then evaluated Corner Block and the Wharf Building in light of their relative competitive position, taking into account location, occupancy rate, overall property condition and other relevant factors. The Company believes that arms' length purchasers would base their purchase offers on a capitalization rate substantially similar to that used to calculate the valuation of Corner Block and the Wharf Building.

                  Of the 148,668 Common Units issued in exchange for Corner Block and Wharf Building, 3,256 Common Units were issued to an entity owned 40% by Damon Navarro, the Chairman of the Board, President and Chief Executive Officer and a Trust Manager of the Company, 40% by Brian Navarro, the Vice President - Acquisitions of the Company, and 20% by Edmund Navarro, the Chief Operating Officer and a Trust Manager of the Company.

                  In connection with the acquisition of Corner Block and the Wharf Building, the Company will pay approximately $50,000 for expense and overhead reimbursement to National Realty Services, L.P., a limited partnership owned by four of the executive officers of the Company.

                  Based on a value of  $10.50  per  Common  Unit for the  Common
Units of the Operating Partnership issued to former limited partners of Grove-Coastal II, the cash advanced to Grove-Coastal II for distribution upon dissolution to the remaining limited partners, the cash advanced for the mortgage paydown and closing costs and the principal amount of the debt assumed, the total consideration paid by the Company for Corner Block and the Wharf Building was approximately $4.4 million.

                  High Meadow

                  High Meadow is a 100-unit apartment complex located in Ellington, Connecticut which was originally constructed in 1975. The Company intends to continue to operate the complex as rental apartments.

     High Meadow was acquired from a non-affiliated party pursuant to the Purchase Agreement. The property was acquired by the Operating Partnership, through GPT-High Meadow, LLC, a limited liability company in which the Operating Partnership is the sole member. The purchase price (including closing costs)of $4.2 million was paid in cash using funds available under the Company's line of credit.

     In connection with the acquisition of High Meadow, the Company will pay approximately $70,000 for expense and overhead reimbursement to National Realty Services, L.P., a limited partnership owned by four of the executive officers of the Company.

Item 7.  Financial Statements and Exhibits.

                  (a) Financial statements of the businesses acquired for the periods specified in Regulation S-X will be included in an amendment to this report as soon as practicable, but no later than 60 days after the date on which this report is required to filed.

                  (b) Pro forma financial statements for the periods specified in Regulation S-X will be included in an amendment to this report as soon as practicable, but no later than 60 days after the date on which this report is required to filed.

(c)  Exhibits.

     Exhibit No.                                            Description
         2.1 Solicitation of Consent and Offer to Exchange Certain Outstanding Units of Limited Partnership Interest, dated as of June 19, 1997, as amended by Supplement dated August 13, 1997, by Grove Operating, L.P. to certain limited partners of Grove-Coastal Associates Limited Partnership (to be filed by amendment)

         2.2 Purchase and Sale Agreement dated September 5, 1997 between Werner Kunzli and Grove Corporation (to be filed by amendment)


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              GROVE PROPERTY TRUST


Date: November 17, 1997       By: /s/ Joseph R. LaBrosse
                               ---------------------------
                                 Joseph R. LaBrosse
                                  Chief Financial Officer

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                                               Exhibit Index

     Exhibit No.                                            Description
         2.1 Solicitation of Consent and Offer to Exchange Certain Outstanding Units of Limited Partnership Interest, dated as of June 96, 1997, as amended by Supplement dated August 13, 1997, by Grove Operating, L.P. to certain limited partners of Grove-Coastal Associates Limited Partnership (to be filed by amendment)

         2.2 Purchase and Sale Agreement dated September 5, 1997 between Werner Kunzli and Grove Corporation (to be filed by amendment)